                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     / / Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        Madison Gas and Electric Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                        MADISON GAS AND ELECTRIC COMPANY

                                  [MG&E LOGO]

                ------------------------------------------------

                                PROXY STATEMENT
                ------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 1, 1995

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231

                                                                  March 21, 1995

Dear Shareholder:

     The directors and officers of the Company join me in extending a cordial invitation to you to attend our 1995 Annual Meeting of Shareholders which will be held on Monday, May 1, 1995, at 11:00 a.m., local time, at the Holiday Inn -- Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin (see the map on the next page).

     The accompanying Proxy Statement requests approval of the election of a slate of nominees for directors of Class III to hold office until 1998.

     At the Meeting we will discuss last year's operations, comment on items of interest to you and the Company, and give you an opportunity to ask questions. Following the Meeting, our Company's officers, directors, and other employees will be available to answer any questions you may have.

     YOUR VOTE IS IMPORTANT TO US. I ENCOURAGE YOU TO SIGN AND DATE YOUR PROXY PROMPTLY AND MAIL IT BACK TO US even if you plan to attend the Meeting. You may revoke your proxy at the Meeting and vote your shares in person if you wish.

     I hope you will be able to attend.

                                         Very truly yours,

                                         [SIG]

                                         DAVID C. MEBANE
                                         Chairman of the Board, President,
                                         and Chief Executive Officer

     If you plan to attend the Annual Meeting in person, please fill out the enclosed attendance card and return it with your proxy so that we may have an indication of the number of shareholders planning to attend the Meeting.

     If you have any questions, please feel free to call our Shareholder Services toll-free number. Call 1-800-356-6423 if you are calling from outside Wisconsin (Continental United States). In Wisconsin, please call 1-800-362-6423, and in the Madison area, call 252-4744.

                                CAMERA READY MAP

From the West Beltline Highway, take Exit 252 -- Greenway Blvd.

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        MONDAY, MAY 1, 1995, 11:00 A.M.

     The 1995 Annual Meeting of Shareholders of Madison Gas and Electric Company will be held in Middleton, Wisconsin, at the Holiday Inn -- Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin, on Monday, May 1, 1995, at 11:00 a.m., local time, for the purposes of:

          (1) Electing three directors of Class III to hold office until the Annual Meeting of Shareholders in 1998 and until their successors have been elected and qualified.

          (2) Transacting such other business as may properly come before the Meeting.

     Only those shareholders of Common Stock of record at the close of business on March 1, 1995, are entitled to vote at the Meeting. All shareholders are requested to be present at the Meeting in person or by proxy. Enclosed is a proxy.

     Your attention is directed to the Proxy Statement of Madison Gas and Electric Company on the following pages.

                                           By order of the Board of Directors
                                           GARY J. WOLTER, Secretary
March 21, 1995

                           -------------------------

     It is important to you and the Company that your shares be represented at the Annual Meeting of Shareholders. Even if you plan to attend the Meeting in person, you are requested to sign, date, and mail the enclosed proxy promptly -- regardless of the size of your stock holding.

     The signature on the proxy should correspond exactly with the name of the shareholder as it appears on the proxy. Where stock is registered in the names of two or more persons, all such persons should sign the proxy.

     If the proxy is signed as attorney, officer, personal representative, administrator, trustee, guardian, or similar capacity, please indicate full title as such.

                        MADISON GAS AND ELECTRIC COMPANY
                              POST OFFICE BOX 1231
                         MADISON, WISCONSIN 53701-1231

                                PROXY STATEMENT

To the Shareholders of the Common Stock of MADISON GAS AND ELECTRIC COMPANY:

     This Proxy Statement and accompanying proxy, to be mailed on or about March 21, 1995, are furnished as a part of the solicitation of proxies by the Board of Directors of Madison Gas and Electric Company (hereinafter referred to as the "Company"), to be voted at the 1995 Annual Meeting of Shareholders of the Company to be held in Middleton, Wisconsin, at the Holiday Inn -- Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin, on Monday, May 1, 1995, at 11:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A shareholder who executes a proxy may revoke it at any time before it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy, or attendance at the Meeting and voting in person. Attendance at the Meeting will not automatically revoke a proxy.

     As of March 1, 1995, the Company had outstanding 10,719,812 shares of 28,000,000 authorized shares of Common Stock. The Common Stock constitutes the only class of securities entitled to vote at the 1995 Annual Meeting of Shareholders. Only those shareholders of Common Stock of record at the close of business on March 1, 1995, are entitled to vote at the Meeting. At the 1985 Annual Meeting of Shareholders, the shareholders of the Company approved an amendment to the Company's Restated Articles of Incorporation (the "Restated Articles") limiting the voting power of any shareholder who acquires more than 10 percent of the Company's outstanding voting stock. To the knowledge of the Company, this limitation does not currently apply to any shareholder. Accordingly, at the present time, one share of Common Stock will be entitled to one vote. For those shareholders who are participants in the Company's Automatic Dividend Reinvestment and Stock Purchase Plan, the shares you have accumulated in the Plan are held by the Administrator of the Plan under the nominee name of Whimm & Co., and those shares, including your reinvestment shares, will be voted in accordance with the direction given on the proxy.

                             ELECTION OF DIRECTORS

     As described in the next paragraph, upon the retirement of Mr. Helfrecht at the 1995 Annual Meeting, the Board of Directors will consist of nine directors divided into three classes, each class having three directors, with one class being elected each year for a term of three years. Accordingly, it is proposed that the three nominees listed below be elected to serve as Class III directors for three-year terms, to expire at the 1998 Annual Meeting of Shareholders and upon the election and qualification of their successors.

     Messrs. Blaney, Helfrecht, and Mohs are currently Class III directors whose terms expire at the 1995 Annual Meeting. Messrs. Blaney and Mohs have been nominated for reelection. Mr. Helfrecht, age 73, former Chairman of the Board of Directors and Chief Executive Officer of the Company, was an officer from 1968 to 1991 and a director since 1972. He has informed the Board of his intention to retire from the Board and Committees thereof upon the expiration of his term. Mr. Stark has been nominated for election as a Class III director to fill the vacancy created by the retirement of Mr. Helfrecht. Mr. Stark currently serves as a Class II director whose term is scheduled to expire in 1997. If elected, Mr. Stark would serve as a Class III director until the 1998 Annual Meeting of Shareholders and upon the election and qualification of his successor.

     Each of the nominees has indicated a willingness to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable. If any of the nominees should become unable to serve, it is presently intended that the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors.

     A shareholder may (i) vote for the election of all named director nominees,
(ii) withhold authority to vote for all named director nominees, or (iii) vote for the election of all such nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating on the proxy. Proxies properly executed and received by the Company prior to the 1995 Annual Meeting of Shareholders and not revoked will be voted as directed therein. In the absence of a specific direction from a shareholder, proxies will be voted for the election of the nominees named above. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted, such nonvotes will not be considered as votes cast in the election of directors and will not affect the outcome of the election of directors. If a quorum is present at the 1995 Annual Meeting, the three persons receiving the greatest number of votes will be elected to serve as Class III directors.

     Under the terms of the Company's Bylaws, nominations for the Board of Directors made by shareholders must be made in writing and delivered or mailed to the Chief Executive Officer and/or President of the Company at the Company's principal executive offices not less than 14 days nor more than 60 days prior to the Annual Meeting of Shareholders. If less than 14 days' notice of the Annual Meeting is given to shareholders, such nominations must be delivered or mailed as specified above not later than the close of business on the fourth day following the day on which the notice was mailed. Such notification shall contain the following information to the extent known to the nominating shareholder: a) name and address of each proposed nominee, b) the principal occupation of each proposed nominee, c) the name and residence address of the nominating shareholder, and d) the number of shares of capital stock of the corporation owned by the nominating shareholder. Shareholder nominations for the

1995 Annual Meeting of Shareholders must be delivered or mailed to the Company no later than April 17, 1995.

     The following table sets forth the names of the nominees and the current directors who will continue in office after the Meeting, their ages, information as to their business experience for the last five years (unless otherwise noted), and the year they first became directors of the Company.

                                                                                  DIRECTOR
                     NAMES (AGES) AND BUSINESS EXPERIENCE                          SINCE
- -------------------------------------------------------------------------------   --------
Nominees (Class III) -- Term Expiring in 1998
RICHARD E. BLANEY (58), Madison, Wisconsin.....................................     1974
  Retired President of Richard Blaney Seeds Inc., sellers of hybrid seed corn, with which he was associated for more than 9 years.
FREDERIC E. MOHS (58), Madison, Wisconsin......................................     1975
  Partner in the law firm of Mohs, MacDonald, Widder & Paradise, of which he has been a member since 1968.
PHILLIP C. STARK (69), Madison, Wisconsin......................................     1985
  Chairman of the Board and Vice President and Secretary of The Stark Company,
  a real estate company, with which he has been associated for 46 years.

Members of the Board of Directors Continuing in Office
Class I -- Term Expiring in 1996
JEAN MANCHESTER BIDDICK (68), Madison, Wisconsin...............................     1982
  Retired Chief Executive Officer of Neesvig's Inc., a wholesale meat company, with which she was associated for more than 27 years.
DAVID C. MEBANE (61), Madison, Wisconsin.......................................     1984
  Chairman of the Board of Directors, President, and Chief Executive Officer of
  the Company, of which he has been an officer since 1980; also director of
  First Federal Capital Corp., a bank holding company.
ROBERT B. RENNEBOHM (72), Madison, Wisconsin...................................     1983
  President Emeritus of the University of Wisconsin Foundation, with which he had been associated for more than 38 years; also director of First Federal
  Capital Corp., a bank holding company.

                                                                                  DIRECTOR
                     NAMES (AGES) AND BUSINESS EXPERIENCE                          SINCE
- -------------------------------------------------------------------------------   --------
Class II -- Term Expiring in 1997
ROBERT M. BOLZ (72), Madison, Wisconsin........................................     1972
  Retired Vice Chairman of the Board of Directors of Oscar Mayer Foods
  Corporation, a meat packing company, of which he had been an officer since
  1966.
H. LEE SWANSON (56), Cross Plains, Wisconsin...................................     1988
  Chief Executive Officer, President, and Director of the State Bank of Cross
  Plains, with which he has been associated for more than 29 years; also director of Mid-Plains Telephone Company, an independent telephone company.
FRANK C. VONDRASEK (66), Madison, Wisconsin....................................     1982
  Vice Chairman of the Board of Directors of the Company, of which he was an officer from 1974 through 1993; also director of Firstar Bank Madison, N.A.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                      BY DIRECTORS AND EXECUTIVE OFFICERS
                             (AS OF MARCH 1, 1995)

     The following table lists the beneficial ownership of Common Stock of each director and nominee, the executive officers named in the Summary Compensation Table, and the directors and executive officers as a group. In each case the indicated owner has sole voting power and sole investment power with respect to the shares shown except as noted.

                                                                                 PERCENT OF
                                                      NUMBER OF SHARES          OUTSTANDING
                         NAME                        BENEFICIALLY OWNED         COMMON STOCK
    ----------------------------------------------   ------------------         ------------
    Jean Manchester Biddick.......................          2,084                     *
    Richard E. Blaney.............................            749                     *
    Robert M. Bolz................................          2,116                     *
    Robert E. Domek...............................          4,449(1)(2)               *
    Donald J. Helfrecht...........................          3,537(1)                  *
    Joseph T. Krzos...............................            752(1)(2)               *
    David C. Mebane...............................          4,815(1)(2)               *
    Frederic E. Mohs..............................          1,002(3)                  *
    Robert B. Rennebohm...........................            713                     *
    Phillip C. Stark..............................          1,867                     *
    H. Lee Swanson................................          2,100(4)                  *
    Frank C. Vondrasek............................         11,977(1)(2)               *
    Mark C. Williamson............................            959(2)                  *
    Gary J. Wolter................................          1,412(1)(2)               *
    All directors and executive officers as a
      group (19)..................................         50,613(2)                  *

- -------------------------
 *  Less than 1 percent.

(1) Messrs. Domek, Helfrecht, Krzos, Mebane, Vondrasek, and Wolter are directors of Madison Gas and Electric Company Foundation, Inc., and as such have shared voting and investment power in an additional 6,565 shares of Common Stock held thereby.

(2) Includes Common Stock held under the two Employee Stock Ownership Plans of the Company for the account of executive officers of the Company with respect to which such persons have sole voting but no investment power: Mr. Domek, 3,610 shares; Mr. Krzos, 149 shares; Mr. Mebane, 2,888 shares; Mr. Vondrasek, 6,706 shares; Mr. Williamson, 8 shares; Mr. Wolter, 47 shares; and directors and executive officers as a group, 20,780 shares.

(3) Includes 343 shares of Common Stock with respect to which Mr. Mohs is trustee of a trust for the benefit of his children.

(4) Mr. Swanson is a member of the Qualified Plan Committee of the Profit Sharing Plan and the Money Purchase Pension Plan of the State Bank of Cross Plains and as such has shared voting and investment power in an additional 1,050 shares of Common Stock held thereby.

                                BOARD COMMITTEES

     The Company has an Audit Committee, a Compensation Committee, an Executive Committee, and a Personnel Committee.

     During the year ended December 31, 1994, a total of 16 meetings of the Board of Directors were held. All of the directors attended in excess of 75 percent of the aggregate of these meetings and (if they were members of the Audit, Compensation, Executive, or Personnel Committee) the meetings of the Audit, Compensation, Executive, and Personnel Committees.

     Directors who are not employees of the Company will receive $7,500 annually, plus $500 for each Board meeting attended and $350 for each Audit, Compensation, Executive, or Personnel Committee meeting attended. The Vice Chairman of the Board of Directors receives an additional $10,500 annual retainer. Mr. Mebane does not receive additional compensation for serving as a director.

     The members of the Audit Committee are Mrs. Biddick and Messrs. Blaney, Bolz, Helfrecht, Mohs, Rennebohm, Stark, Swanson, and Vondrasek. The Audit Committee held two meetings during 1994. The Audit Committee's function is to meet with the Company's internal auditors and independent public accountants and discuss with them the scope and results of their audits, the Company's accounting practices, and the adequacy of the Company's internal controls. The Audit Committee also approves services performed by the Company's independent public accountants.

     The members of the Compensation Committee are Messrs. Blaney, Bolz, and Mohs. The Compensation Committee held four meetings during 1994. The function of the Compensation Committee is to review the salaries, fees, and other benefits of officers and directors and recommend compensation adjustments to the Board of Directors.

     The members of the Executive Committee are Mrs. Biddick and Messrs. Blaney, Helfrecht, Mebane, Mohs, and Vondrasek. The Executive Committee held one meeting during 1994. The Executive Committee provides a means of taking prompt action when a quorum of the Board of Directors cannot be readily assembled. When the Board of Directors is not in session, the Executive Committee has the powers of the Board in the management of the business and affairs of the Company, except action with respect to dividends to shareholders, election of principal officers, or the filling of vacancies on the Board of Directors or committees created by the Board of Directors. The members of the Executive Committee are elected by the Board of Directors each year at the first meeting of the Board following the Annual Meeting of Shareholders to serve until the first Board meeting following the next Annual Meeting of Shareholders.

     The members of the Personnel Committee are Mrs. Biddick and Messrs. Mebane, Mohs, Swanson, and Vondrasek. The Personnel Committee held three meetings during 1994. The Personnel Committee makes recommendations with respect to the election of directors and officers of the Company. Nominations for the Board of Directors by shareholders, which are submitted to the Chief Executive

Officer and/or President of the Company, in the manner described above, will be considered by the Personnel Committee, the Board, or the Chief Executive Officer.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation for the fiscal years 1992, 1993, and 1994 of the Chief Executive Officer and four other executive officers whose compensation exceeded $100,000 for fiscal year 1994.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                       ---------------------------------
                                                                               AWARDS
                                          ANNUAL COMPENSATION          -----------------------   PAYOUTS
                                   ---------------------------------                SECURITIES   -------
                                                        OTHER ANNUAL   RESTRICTED   UNDERLYING    LTIP        ALL OTHER
    NAME AND PRINCIPAL                          BONUS   COMPENSATION     STOCK       OPTIONS     PAYOUTS   COMPENSATION ($)
          POSITION          YEAR   SALARY ($)    ($)        ($)        AWARDS ($)      (#)         ($)           (5)
- --------------------------  ----   ----------   -----   ------------   ----------   ----------   -------   ----------------
David C. Mebane(1)........  1994    $ 237,601     0           0             0            0          0           $2,250
  Chairman, President and   1993    $ 175,806     0           0             0            0          0           $2,249
  Chief Executive Officer   1992    $ 149,320     0           0             0            0          0           $2,182
Gary J. Wolter............  1994    $ 122,221     0           0             0            0          0           $1,832
  Vice President-           1993    $  97,515     0           0             0            0          0           $1,445
  Administration and        1992    $  84,544     0           0             0            0          0           $1,268
  Secretary
Mark C. Williamson(2).....  1994    $ 116,230     0           0             0            0          0           $  291
  Vice President-Energy     1993    $  95,468     0           0             0            0          0           $  239
  Services                  1992    $  82,506     0           0             0            0          0           $  206
Robert E. Domek(3)........  1994    $ 112,255     0           0             0            0          0           $1,268
  Senior Vice President-    1993    $  93,884     0           0             0            0          0           $1,238
  Human Resources           1992    $  89,357     0           0             0            0          0           $1,303
Joseph T. Krzos(4)........  1994    $ 110,180     0           0             0            0          0           $1,650
  Vice President-Finance    1993    $  88,237     0           0             0            0          0           $1,324
                            1992    $  79,977     0           0             0            0          0           $1,200

- -------------------------
(1) President and Chief Operating Officer until January 1, 1994, when he assumed the duties of Chief Executive Officer. Promoted to Chairman, President and Chief Executive Officer on May 9, 1994.

(2) Promoted to Assistant Vice President-Electric Supply as of July 1, 1992, until November 1, 1992, when he was made Assistant Vice President-Energy Services. Promoted to Vice President-Energy Services as of May 1, 1993.

(3) Vice President-Human Resources until May 1, 1993, when he was promoted to Senior Vice President-Human Resources.

(4) Assistant Vice President-Accounting & Control until December 1, 1992, at which time he was promoted to Vice President-Finance.

(5) All other compensation for 1994 amounts are Company contributions to a 401(k) defined contribution plan.

                        REPORT ON EXECUTIVE COMPENSATION

CORPORATE MISSION

     The mission of Madison Gas and Electric Company is to provide quality gas and electric utility service to its customers at competitive rates; to meet all customers' gas, electric, and related energy needs; and to earn a reasonable return for investors. MGE is committed to maintaining the highest standards of corporate citizenship and fair treatment for all employees.

COMPENSATION PHILOSOPHY

     The principal goal of the Madison Gas and Electric Company compensation program is to pay employees, including executive officers, at levels which are:

     - reflective of how well the Company is achieving its corporate mission

     - consistent with the Company's current financial condition, earnings, rates, total shareholder return, and projected Consumer Price Index

     - reflective of individual performance and experience

     - competitive in the marketplace

     - administered in a fair and consistent manner.

     The 1994 compensation program for executives was comprised of base salary only. Executive salaries are established within a salary range that reflects competitive salary levels for similar positions in similar-sized gas and electric utilities. The utilities used for salary comparison are not the same companies included in the performance graph peer group in this Proxy Statement. The 19 Upper Midwest combination utilities included in the performance graph peer group were selected to reflect utilities facing similar weather and economic conditions. Many of these companies are larger than MGE with much higher compensation structures. When examining compensation peer groups, it was determined more appropriate to consider similar-sized utilities.

     The midpoint (or middle) of an executive's salary range is approximately equal to the median salary level of the surveyed utilities. An executive's position in the range reflects his or her performance over a period of years in that position, the executive's experience in that position, and Company performance.

     Specific individual or Company performance targets are not set. Instead, an executive's salary within the salary range is determined by subjectively evaluating the individual's performance and experience and the Company's performance.

     While MGE's current compensation program has functional adequacy to retain and fairly compensate the Company's executives, the Compensation Committee and the full Board review the objectives of the executive compensation program on a continuing basis. Each year, the Compensation Committee reviews and recommends to the Board annual salaries, salary grades and ranges, and the overall salary program design for the Company's executives. A study was performed for the Company in late 1993 by a compensation consultant. The study compared the pay levels of MGE executives to pay levels of other utilities with revenues of approximately $250 million. This study showed that pay levels for MGE executives were generally below the median of salary and incentive compensation for similar-sized utilities. Salary adjustments were made to move Company executives closer to the market median for their positions and to reflect the Company's performance as discussed below.

COMPANY PERFORMANCE AND EXECUTIVE COMPENSATION

     Company performance factors such as earnings, rates, shareholder return, and other financial criteria are used in determining the CEO's and other executive officers' positions in his or her salary range as described above.

     Company performance in 1994 continued to exceed industry performance. MGE achieved record earnings of $2.29 per share. Total shareholder return exceeded the S&P 500 Stock Index and MGE's peer group of utilities for both the year 1994 and the five-year period ended December 31, 1994. During 1994, the Company also decreased electric rates and froze natural gas rates. The CEO's annual salary was increased to $236,676 to reflect these recent accomplishments. The CEO's total 1994 compensation remains below the market total compensation identified in the compensation study.

                                           Richard E. Blaney
                                           Robert M. Bolz
                                           Frederic E. Mohs

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, S&P 500, and a Peer Group Index weighted according to each company's market capitalization as of the beginning of each annual period.

                        MADISON GAS AND ELECTRIC COMPANY
                             FINANCIAL PERFORMANCE
                 CUMULATIVE FIVE YEAR TOTAL RETURN* COMPARISON

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             MGE           S&P 500       PEER GROUP
1989                                       100             100             100
1990                                       102              97              96
1991                                       150             126             123
1992                                       168             136             130
1993                                       184             150             147
1994                                       188             152             140

  Assumes $100 invested on December 31, 1989, in each of the Company's Common
                       Stock, S&P 500, and the Peer Group
                * Total return assumes reinvestment of dividends

     The Peer Group selected by the Company is composed of 19 Upper Midwest combination utilities. The companies included in the Peer Group are as follows:

Cilcorp Inc.                  Minnesota Power & Light
Cinergy Corp.                 Nipsco Industries Inc.
Cipsco Inc.                   Northern States Power-MN
CMS Energy Corp.              Southern Indiana Gas & Elec.
DPL Inc.                      St. Joseph Light & Power
IES Industries Inc.           Utilicorp United Inc.
Illinova Corp.                Wisconsin Energy Corp.
Interstate Power Co.          WPL Holdings Inc.
Iowa-Illinois Gas & Elec.     WPS Resources Corp.
Midwest Resources

Note: Data accumulated by S&P Compustat Services

                 PENSION PLAN AND SUPPLEMENTAL RETIREMENT PLAN

     The Company has a noncontributory qualified defined benefit Pension Plan covering its salaried employees. The amount of pension is based upon years of service and final 60-month average earnings prior to retirement.

     The following table indicates the estimated maximum retirement benefits payable (unreduced for survivor protection) at the normal retirement age of 65 for specified compensation and years of service classifications. Substantially all compensation shown in the salary column of the summary compensation table is included in compensation under the Pension Plan, subject to any statutory regulations imposed by the Internal Revenue Code. Information in this table is based on the Pension Plan formula for years of service credit earned in 1986 and subsequent years. The retirement benefits are not subject to any reduction for Social Security benefits received by the employees or for any other offset amounts.

                             PENSION PLAN TABLE (1)

                                             ANNUAL PENSION AT NORMAL RETIREMENT AGE OF 65
                                               AFTER YEARS OF SERVICE INDICATED BELOW(2)
                                            -----------------------------------------------
                 FINAL FIVE-YEAR                                                   25 YEARS
              AVERAGE ANNUAL SALARY         10 YEARS     15 YEARS     20 YEARS     OR MORE
        ---------------------------------   --------     --------     --------     --------
        $100,000.........................    $12,500      $18,750      $25,000      $31,250
        $125,000.........................    $15,625      $23,438      $31,250      $39,063
        $150,000.........................    $18,750      $28,125      $37,500      $46,875

(1) The retirement benefits reflect limits imposed by the Internal Revenue Code on benefit amounts and covered compensation.

(2) The Pension Plan Table does not reflect service credit prior to 1986 when the Pension Plan required employee contributions. The normal retirement pension for employees with service credits prior to 1986 will exceed the amounts shown in the Pension Plan Table, depending upon their years of pre-1986 service and contributions made to the Pension Plan.

     The estimated annual retirement payable at normal retirement age of 65 under the Pension Plan formula (assuming continuation of 1994 compensation levels through retirement and taking into account employee contributions and service credits for 1985 and prior years) is $53,184 to Mr. Mebane, $43,555 to Mr. Wolter, $39,926 to Mr. Williamson, $38,610 to Mr. Domek, and $38,645 to Mr. Krzos.

     The full credited years of service under the Pension Plan are 18 for Mr. Mebane, 11 for Mr. Wolter, 9 for Mr. Williamson, 25 for Mr. Domek, and 12 for Mr. Krzos.

     Officers of the Company are also covered under a nonqualified supplemental retirement plan which provides a supplemental retirement benefit. The supplemental retirement benefit is a designated percentage ranging from 55 to 70 percent of the final 60-month average earnings less the benefit payable from the Pension Plan described above. The designated percentage is based on the officer's age at retirement. The estimated supplemental annual retirement benefit payable at normal retirement age of 65 under the supplemental retirement plan (assuming continuation of 1994 compensation levels through retirement) is $112,317 to Mr. Mebane, $48,618 to Mr. Wolter, $49,509 to Mr. Williamson, $26,230 to Mr. Domek, and $39,801 to Mr. Krzos.

     The Company has purchased life insurance policies for select officers under which the Company is beneficiary. At the officer's death, the proceeds of such life insurance are intended to reimburse the Company for the expense of the benefits provided under the supplemental retirement plan.

                           DEFERRED COMPENSATION PLAN

     Officers of the Company are permitted to defer a portion of their current salary under a nonqualified deferred compensation plan initiated in 1984. One officer contributed to the plan during 1994. Participants in the plan are entitled to receive deferred compensation upon termination of active employment. Deferred compensation under this plan does not constitute compensation as defined under the Pension Plan described above.

     The Company has entered into a trust agreement for the purpose of assuring the payment of the Company's obligations under the supplemental retirement plan and deferred compensation plan. Under the trust agreement, in the event of a change in control or potential change in control of the Company, the Company will be obligated to deliver to the trustee cash or marketable securities having a value equal to the present value of the amounts which the Company is obligated to pay under such plans and the costs of maintaining the trust. "Change in control" is defined generally as the acquisition by any person, subject to certain exceptions, of beneficial ownership of 20 percent or more of the Common Stock; a change in the majority of the Board of Directors; certain mergers or similar transactions involving the Company's assets where, among other conditions, the current shareholders do not constitute at least 60 percent of the shareholders of the resulting or acquiring entity; or a liquidation of the Company.

                                SEVERANCE PLANS

     The Company has entered into severance agreements with certain key employees, including Messrs. Mebane, Wolter, Williamson, Domek, and Krzos. Under these agreements, each such employee is entitled to a severance payment following a change in control of the Company as defined above if, within 24 months after such change in control, employment with the Company is terminated by (i) the Company, (ii) the employee for good reason, or (iii) the employee for any reason during the 30-day period commencing one year after the date of change in control. Each agreement terminates in May 1997 but is automatically extended for an additional year, unless either the Company or the employee gives notice not to extend the agreement or a change in control of the Company has occurred. Severance payments will be equal to three times the employee's annual base salary plus three times the highest bonus paid during any of the five years preceding a change in control. If the employee receives severance benefits following a change in control, health, life, and disability benefits are continued for up to three years, and the employee will also be grossed up for any excise taxes he may incur. In circumstances not involving a change in control of the Company, Messrs. Mebane, Wolter, Williamson, Domek, and Krzos, like other salaried employees, are entitled under the Company's general severance plan to a payment equal to two weeks of compensation plus the employee's weekly compensation multiplied by the number of years of employment, not exceeding 24.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies from the shareholders of the Company personally or by telephone. The Company has retained Morrow & Co., Inc., to aid in the solicitation of proxies at a fee of $6,000 plus expenses.

                     RECEIPT OF SHAREHOLDERS' PROPOSALS AND
                  DIRECTOR NOMINATIONS FOR NEXT ANNUAL MEETING

     In order to be considered for inclusion in the Company's proxy materials for the 1996 Annual Meeting of Shareholders, any shareholders' proposals must be received at the Company's principal executive offices at 133 South Blair Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, no later than November 22, 1995.

     Shareholder nominations for Class I directors to be elected at the 1996 Annual Meeting of Shareholders must be submitted in the manner described in Election of Directors above not less than 14 days nor more than 60 days prior to the 1996 Annual Meeting.

                                 OTHER MATTERS

     The Company's Annual Report for the year 1994 has been mailed to shareholders.

     The management has no knowledge of any other matters to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on such matters.

     The Board of Directors has selected Coopers & Lybrand to audit the consolidated financial statements of the Company and its subsidiaries for 1995. Coopers & Lybrand L.L.P., the Company's independent public accountant in 1994, is expected to have a representative present at the meeting who may make a statement and will be available to respond to appropriate questions.

                                           Madison Gas and Electric Company

                                           [SIG]

                                           DAVID C. MEBANE
                                           Chairman of the Board, President,
                                           and Chief Executive Officer
Dated March 21, 1995

- --------------------------------------------------------------------------------
     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MADISON GAS AND
                                ELECTRIC COMPANY

         The undersigned Common Stock shareholder of MADISON GAS AND ELECTRIC COMPANY hereby appoints RICHARD E. BLANEY,
     ROBERT M. BOLZ, DAVID C. MEBANE, and FRANK C. VONDRASEK, and each of them, as proxies with power of substitution (to act by a majority of such of them as shall be present) to represent and to vote all shares of stock the undersigned would be entitled to vote, at the Annual Meeting of Shareholders to be held at the Holiday Inn--Madison West, 1313 John Q. Hammons Drive, Greenway Center, Middleton, Wisconsin on Monday, May 1, 1995, at 11:00 a.m., local time, and at all adjournments thereof:

         (1) The election of members of Class III of the Board of Directors as provided in the Company's Proxy Statement:

               / / FOR all nominees listed below                     / / WITHHOLD AUTHORITY to vote for all nominees
                 (except as marked to the contrary below)            listed below

         Class III (3 years)--R. Blaney, F. Mohs, and P. Stark (to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below):

     ----------------------------------------------------------------------
         (2) In their discretion upon such other business as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED WITH RESPECT TO THE MATTERS DESIGNATED IN PROPOSAL NUMBERED (1). IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES.

       This proxy revokes any proxy heretofore given.               ------------------------------------------------- (L.S.)

       ----------------------------------------------, 1995         ------------------------------------------------- (L.S.)
       MONTH              DAY
                                                                    Please sign exactly as name appears hereon. For
                                                                    joint accounts, all tenants should sign. Executors,
                                                                    Administrators, Trustees, etc., should so indicate
                                                                    when signing.

- --------------------------------------------------------------------------------

MR. GARY J. WOLTER                                  ANNUAL SHAREHOLDERS' MEETING
MADISON GAS AND ELECTRIC COMPANY                   MONDAY, MAY 1, 1995, 11:00 AM
POST OFFICE BOX 1231                                    HOLIDAY INN MADISON WEST
MADISON, WISCONSIN 53701-1231                         1313 JOHN Q. HAMMONS DRIVE
                                                            MIDDLETON, WISCONSIN

I (We) plan to attend the Annual Meeting of Shareholders.

Name of Shareholder(s) Atttending _____________________________________________
                                  (please print)

Address _______________________________________________________________________

City _______________________ State ____________________ ZIP Code ______________

Name of Guest Attending _______________________________________________________
                        (please print)

PLEASE RETURN THIS RESERVATION ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IT MAY BE ENCLOSED WITH YOUR PROXY. THANK YOU.